As filed with the Securities and Exchange Commission on February 24, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIVE9, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		94-3394123 (I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350 San Ramon, California 94583 (925) 201-2000 (Address of Principal Executive Offices, Including Zip Code)
2014 Equity Incentive Plan 2014 Employee Stock Purchase Plan (Full title of the plan)
Barry Zwarenstein Chief Financial Officer Five9, Inc. 3001 Bishop Drive, Suite 350 San Ramon, CA 94583 (Name and address of agent for service)
(925) 201-2000 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

Registration of Additional Securities
Pursuant to General Instruction E
    This Registration Statement registers additional shares of common stock of Five9, Inc. (the “Registrant”) to be issued pursuant to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan. Accordingly, the Registrant incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-195037) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on April 4, 2014, the Registration Statement on Form S-8 (File No. 333-204145) filed by the Registrant with the SEC on May 13, 2015, the Registration Statement on Form S-8 (File No. 333-209918) filed by the Registrant with the SEC on March 4, 2016, the Registration Statement on Form S-8 (File No. 333-216332) filed by the Registrant with the SEC on February 28, 2017, the Registration Statement on Form S-8 (File No. 333-223362) filed with the SEC on March 1, 2018, the Registration Statement on Form S-8 (File No. 333-229845) filed with the SEC on February 25, 2019, the Registration Statement on Form S-8 (File No. 333-236723) filed with the SEC on February 27, 2020, the Registration Statement on Form S-8 (File No. 333-253672) filed with the SEC on March 1, 2021, and the Registration Statement on Form S-8 (File No. 333-236103) filed with the SEC on February 28, 2022.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are incorporated herein by reference:
    (a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;
    (b)    the Registrant’s Current Reports on Form 8-K filed with the SEC on February 9, 2023 and February 22, 2023 (only Item 8.01) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and
    (c)    the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36383) filed with the SEC on March 28, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
    All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description	Filed Herewith

4.1
Amended and Restated Certificate of Incorporation of Five9, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2014 (File No. 001-36383) and incorporated by reference herein)

4.2
Amended and Restated Bylaws of Five9, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 3, 2020 (File No. 001-36383) and incorporated by reference herein)

4.3
Five9, Inc. 2014 Equity Incentive Plan and related form agreements (filed as Exhibit 10.9 to Amendment No.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 24, 2014 (File No. 333-194258) and incorporated by reference herein)

4.4
Five9, Inc. 2014 Employee Stock Purchase Plan (filed as Exhibit 10.10 to Amendment No.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 24, 2014 (File No. 333-194258) and incorporated by reference herein).

5.1	Opinion of Jones Day	X
23.1	Consent of KPMG LLP, independent registered public accounting firm.	X
23.2	Consent of Jones Day (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this Registration Statement).	X
107*	Filing Fee Table

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on February 24, 2023.

Five9, Inc.

By:	/s/ Michael Burkland
Michael Burkland
Chief Executive Officer
POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Burkland and Barry Zwarenstein, and each of them, severally, as his or her true and lawful attorneys-in-fact and agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Michael Burkland	Chief Executive Officer, Director	February 24, 2023
Michael Burkland	(Principal Executive Officer)
/s/ Barry Zwarenstein	Chief Financial Officer	February 24, 2023
Barry Zwarenstein	(Principal Financial Officer)
/s/ Leena Mansharamani	Chief Accounting Officer	February 24, 2023
Leena Mansharamani	(Principal Accounting Officer)
/s/ Jack Acosta	Director	February 24, 2023
Jack Acosta
/s/ Kimberly Alexy	Director	February 24, 2023
Kimberly Alexy
/s/ Susan Barsamian	Director	February 24, 2023
Susan Barsamian
/s/ Michael Burdiek	Director	February 24, 2023
Michael Burdiek
/s/ David DeWalt	Director	February 24, 2023
David DeWalt
/s/ Julie Iskow	Director	February 24, 2023
Julie Iskow
/s/ David Welsh	Director, Lead Independent Director	February 24, 2023
David Welsh
/s/ Robert Zollars	Director	February 24, 2023
Robert Zollars